 Exhibit 99.1

TITAN PHARMACEUTICALS ANNOUNCES REVERSE STOCK SPLIT

SOUTH SAN FRANCISCO, CA – January 24, 2019 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), a commercial stage company developing proprietary therapeutics using its ProNeura™ long-term continuous drug delivery technology, announced today that it has filed an amendment to its certificate of incorporation that will effect a 1-for-6 reverse stock split of the company's issued and outstanding shares of common stock, warrants and options, which was approved by the company's stockholders at a special meeting held on January 23, 2019. The reverse stock split will become effective at 5:00 pm Eastern Time on January 24, 2019, and the company’s shares of common stock will begin trading on a split-adjusted basis on the NASDAQ Capital Market (“NASDAQ”) at the commencement of trading on January 25, 2019 under the company’s existing symbol “TTNP.” The company’s common stock has been assigned a new CUSIP number of 888314507 in connection with the reverse stock split.

The reverse stock split is intended to increase the per share trading price of Titan’s shares of common stock to satisfy the $1.00 minimum bid price requirement for continued listing on NASDAQ, and to provide the company with available shares for future business and financing transactions. At the effective time of the stock split, every 6 shares of Titan's outstanding common stock will be converted to 1 share of issued and outstanding common stock. The reverse stock split will not affect any stockholder's ownership percentage of Titan's common stock, except to the extent that the reverse stock split would result in any stockholder owning a fractional share. Fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, Titan will have approximately 12,995,000 shares of common stock outstanding.

All of the company's outstanding options and warrants will also be adjusted to reflect the reverse split by dividing the number of shares of common stock into which the options and warrants are exercisable by 6 and multiplying the exercise price thereof by 6 all in accordance with the terms of the plans, agreements or arrangements governing such securities.

INFORMATION FOR STOCKHOLDERS

Titan’s transfer agent, Continental Stock Transfer & Trust Company, which is also acting as the exchange agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging share certificates. Any fractional shares of common stock resulting from the reverse stock split will be rounded up to the nearest whole post-split share and no stockholders will receive cash in lieu of fractional shares.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura™ long-term, continuous drug delivery technology. The company's lead product is Probuphine® (buprenorphine) implant, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Approved by the U.S. Food and Drug Administration in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle,

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com